                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of Alco Standard Corporation pertaining to the Alco Standard Corporation Retirement Savings Plan of our report dated October 16, 1996 (except for Note 2, as to which the date is November 20, 1996), with respect to the financial statements of Alco Standard Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 30, 1996